ROPKA LAW, LLC

C. Richard Ropka, LLM (Tax) †  215 Fries Mill Road

   Turnersville, New Jersey 08012

†  Admitted to practice in US Supreme Court,  (856) 374-1744

US District Court & US Tax Court  (1-866) 272-8505 (Fax)

December 29, 2020

Archer Investment Series Trust

Trustees of the Archer Investment Series Trust

c/o Archer Investment Corporation

9000 Keystone Crossing, Suite 630

Indianapolis, IN 46240

Re:

Opinion of Counsel Relating to the Amended Registration Statement Filed on Form N-1A under the Securities Act of 1933

Archer Investment Series Trust, File Nos. 333-163981 and 811-22356

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 4 to the Archer Investment Series Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 34 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Ropka Law, LLC

By:   /s/ C. Richard Ropka, Esq.

C. Richard Ropka, Esq.